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                                                                    EXHIBIT 21.2

                                   EXHIBIT B
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                               QRS CORPORATIONS


1.   ERP-QRS BS, Inc.
2.   ERP-QRS Chaparral Creek, Inc.
3.   ERP-QRS Lincoln Green, Inc.
4.   ERP-QRS Lodge (OK), Inc.
5.   ERP-QRS Stonebrook, Inc.
6.   ERP-QRS Sleepy Hollow, Inc.
7.   ERP-QRS EOI, Inc.
8.   ERP-QRS Continental Villas, Inc.
9.   ERP-QRS Doral, Inc.
10.  ERP-QRS Governor's Place, Inc.
11.  ERP-QRS Plantation, Inc.
12.  ERP-QRS Valley Park South, Inc.
13.  ERP-QRS Yorktowne, Inc.
14.  ERP-QRS SWN Line, Inc.
15.  ERP-QRS Arbors, Inc.
16.  ERP-QRS Breton Hammocks, Inc.
17.  ERP-QRS Emerald Place, Inc.
18.  ERP-QRS Essex Place, Inc.
19.  ERP-QRS Met,Inc.
20.  ERP-QRS Met CA, Inc.
21.  ERP-QRS Wellington Hill, Inc.
22.  ERP-QRS Tanasbourne Terrace, Inc.
23.  WENT Corp.
24.  ERP-QRS Reserve Square, Inc.
25.  EQR-QRS Camellero, Inc.
26.  QRS-LLC, Inc.
27.  QRS-Waterfall, Inc.;
28.  QRS-ArtBHolder, Inc.;
29.  QRS-ArtCapLoan, Inc.
30.  ERP-QRS Rosehill Pointe, Inc.;
31.  ERP-QRS Country Ridge, Inc.;
32.  ERP-QRS Lakeville Resort, Inc.;
33.  ERP-QRS Park Place I, Inc.;
34.  ERP-QRS Park Place II, Inc.;
35.  ERP-QRS Sunny Oak Village, Inc.;
36.  ERP-QRS Pine Meadows Garden, Inc.;
37.  ERP-QRS Hunter's Glen, Inc.;
38.  ERP-QRS Canter Chase, Inc;
39.  QRS-Bond, Inc.;
40.  ERP-QRS Songbird, Inc.;
41.  ERP-QRS Cedar Crest, Inc.;
42.  ERP-QRS Creekside Oaks, Inc.;
43.  ERP-QRS Village Oaks, Inc.;
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44.  ERP-QRS Lakeville Resort, Inc.;
45.  ERP-QRS Trails at Dominion, Inc.